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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 300,000 additional shares of common stock issuable under the 1995 SeaMED Corporation Stock Option and Incentive Plan of our report dated August 11, 1997, with respect to the financial statements and schedule of SeaMED Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997.


Seattle, Washington                                   ERNST & YOUNG LLP
April 21, 1998